Exhibit 99.1

Amended Loan Schedule to Secured Promissory Note dated November 10, 2022 between Acura Pharmaceuticals, Inc. and Abuse Deterrent Pharma, LLC

	Date	Principal	Aggregated Principal
Original Secured Promissory Note	11/10/2022	$2,319,279	$2,319,279
Additional Loans to be included:
Loans #1 dated 12/22/2022 through Loan #38 dated 6/20/2025		$5,875,000	$8,194,279
Loan #39	7/03/2025	$100,000	$8,294,279
Loan #40	7/18/2025	$100,000	$8,394,279
Loan #41	8/01/2025	$100,000	$8,494,279
Loan #42	8/15/2025	$100,000	$8,594,279
Loan #43	9/03/2025	$100,000	$8,694,279
Loan #44	9/12/2025	$100,000	$8,794,279
Loan #45	10/06/2025	$100,000	$8,894,279
Loan #46	10/23/2025	$100,000	$8,994,279
Loan #47	11/12/2025	$100,000	$9,094,279
Loan #48	11/21/2025	$100,000	$9,194,279
Loan #49	12/12/2025	$100,000	$9,294,279

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert A. Seiser

Robert A. Seiser

Senior Vice President & CFO

Date: December 12, 2025

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